World Funds Trust 485BPOS

Exhibit 99(j)(13)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #365/366 to the Registration Statement on Form N-1A of The World Funds Trust and to the use of our report dated May 28, 2020 on the financial statements and financial highlights of OTG Latin America Fund. Such financial statements and financial highlights appear in the 2020 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

Tait, Weller & Baker LLP

Philadelphia, Pennsylvania

July 29, 2020